UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXARIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-2000871
(State of Incorporation)	(I.R.S. Employer Identification No.)

     #604 – 700 West Pender Street
Vancouver, British Columbia, Canada V6V 1G8
(604) 602 - 1675
(Address and Telephone Number of Principal Executive Offices)

2007 EQUITY INCENTIVE PLAN
(Full title of the plan)

     Business First Formations, Inc.
Suite G12-401, 3702 South Virginia Street
Reno, Nevada, USA 89509-6030
(Name and address of agent for services)

(775) 825 - 5338
(Telephone number, including area code, of agent for services)

Copies of all communications, including all communications sent to agent for service to:
David K. Fraser
Fraser and Company LLP
Suite 1200 – 999 West Hastings Street
Vancouver, British Columbia, Canada V6C 2W2
(604) 669 - 5244

CALCULATION OF REGISTRATION FEE

Title of securities to	Amount to be	Proposed maximum	Proposed maximum	Amount of
be registered	registered(1)	offering price per share	aggregate offering price	registration fee
Common Stock
Par Value of $0.001	2,000,000 (2)	$0.83(3)	$1,660,000	$177.62(3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an indeterminable number of additional Shares (as defined below) that may be issued by reason of any stock splits, stock dividends or similar transactions.

(2)	The 2007 Equity Incentive Plan (the “Plan”) of Lexaria Corp. (the “Corporation”) authorizes the issuance of stock options (the “Options”) to directors, officers, employees and consultants of the Corporation or any Affiliates (as defined in the Plan) to acquire up to a maximum of 2,000,000 shares in the common stock of the Corporation (the “Shares”). All of the Shares issuable upon exercise of Options granted under the Plan are being registered under this Registration Statement.

(3)	The offering price is estimated in accordance with Rule 457(c) pursuant to Rule 457(h)(1) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.81 bid: $0.85 asked) of the Shares as reported on the OTC Bulletin Board (the “OTCBB”) on March 23, 2007.

Explanatory Note

This Registration Statement relates to two separate prospectuses.

1.	The Section 10(a) Prospectus:

As detailed in Item 1 hereof.

2.	The Reoffer Prospectus:

The material that follows Item 2 hereof, up to but not including Part II of this Registration Statement, constitutes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with the General Instruction C to Form S-8 and Part I of Form S- 3.

This Reoffer Prospectus may be used for the offer and sale of securities registered hereunder by directors or officers of the Corporation who may be deemed to be “affiliates” of the Corporation as that term is defined in Rule 405 under the Securities Act.

Since the Corporation does not currently meet the eligibility requirement for use of Form S-3, the amount of Shares to be resold by means of this Reoffer Prospectus by each selling security-holder may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

PART I

Item 1. Plan Information.

The documents containing the information specified in Part 1 of Form S-8 will be delivered to each participant in the Plan pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”), but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 hereof, a prospectus that meets with the requirements of Section 10(a) of the Securities Act (the “Section 10(a) Prospectus”).

Item 2. Registrant Information and Employee Plan Annual Information.

The Corporation will provide, without charge, to each participant in the Plan upon written or oral request, copies of the documents incorporated by reference into this Registration Statement pursuant to Item 3 hereof, which together with the documents specified by Item 1 hereof, constitute the Section 10(a) Prospectus.

The Corporation will also provide, without charge, to each participant in the Plan upon written or oral request, copies of other documents required to be delivered to participants in the Plan pursuant to Rule 428(b) under the Securities Act.

Requests should be directed to the President, Lexaria Corp. at #604 – 700 West Pender Street, Vancouver, British Columbia, Canada V6V 1G8 (Telephone Number: (604) 602 – 1675).

REOFFER PROSPECTUS LEXARIA CORP. #604 – 700 West Pender Street Vancouver, British Columbia Canada V6V 1G8 700,000 Shares of Common Stock

This Reoffer Prospectus (the “Prospectus”) relates to an aggregate of 700,000 shares of common stock (the “Shares”) of Lexaria Corp. (the “Corporation”) with par value of $0.001 per Share.

The 700,000 Shares will be issued to the selling security-holders (the “Security-holders”), as identified in this Prospectus under the heading entitled “Selling Security-holders”, upon exercise of stock options (the “Options”) granted to them under the Corporation’s 2007 Equity Incentive Plan (the “Plan”), which Shares will also be “Control Securities” as defined in the General Instruction C to Form S-8.

This Prospectus has been prepared for the purpose of registering the 700,000 Shares under the Securities Act of 1933 (the “Securities Act”) to permit reoffer and resale, on a continuous basis in the future, by the Security-holders, who are also “Affiliates” of the Corporation as that term is defined in Rule 405 under the Securities Act.

The Corporation’s Shares are traded on the over the counter market (the “OTC”) and quoted on the Bulletin Board (the “OTCBB”) under the symbol “LXRA”.

The Corporation will not receive any of the proceeds from the resale of the 700,000 Shares being reoffered pursuant to this Prospectus. The Corporation will, however, receive the proceeds, if any, from any original issuance of the Shares upon exercise of Options granted under the Plan. The Corporation will bear all expenses (other than underwriting discounts, selling commissions, underwriter expense allowance and fees and expenses of counsel and other advisers to the Security-holders) in connection with the registration and resale of the Shares being reoffered by the Security-holders pursuant to this Prospectus.

Investment in the 700,000 Shares being reoffered pursuant to this Prospectus involves a high degree of risk. You should carefully read and consider the information set forth in this Prospectus under the heading entitled “Risk Factors” on pages 8 – 15 hereof when determining whether to purchase any of the Shares being reoffered hereunder.

Since the Corporation does not currently meet the eligibility requirement for use of Form S-3, the amount of Shares, which may be resold by means of this Prospectus by each of the Security-holders must not exceed, in any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Neither the SEC nor any state securities commission has approved or disapproved of the Shares being reoffered hereunder or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 26, 2007.

TABLE OF CONTENTS

Prospectus Summary	6
Risk Factors	8
Risks Associated with Business	8
Risks Associated with the Shares of the Corporation	14
Other Risks	14
Cautionary Statement Regarding Forward Looking Information	15
Use of Proceeds	15
Selling Security-holders	16
Plan of Distribution	17
Interests of Named Experts and Counsel	18
Material Changes	19
Incorporation of Certain Information by Reference	19
Where You Can Find More Information	20
Disclosure of SEC Position on Indemnification for Securities Act Liabilities	20

PROSPECTUS SUMMARY

The following is a brief summary of certain information contained elsewhere in this Prospectus or incorporated in this Prospectus by reference. This summary is not intended to be a complete description of the matters covered in this Prospectus and is qualified in its entirety by reference to the more detailed information contained or incorporated by reference in this Prospectus. You are urged to read this Prospectus in its entirety, including all materials incorporated in this Prospectus by reference, especially the risks of investing in the Shares, when considering making an investment in Shares being reoffered hereunder.

This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. See “Risk Factors”.

About the Corporation

The Corporation was incorporated in the State of Nevada on December 9, 2004. The Corporation’s principal executive offices are located at #604 - 700 West Pender Street, Vancouver, British Columbia, Canada V6C 1G8 (Telephone Number: (604) 602-1675).

The Corporation is engaged in the business of exploration and development of oil and gas. The Corporation’s current oil and gas exploration and development projects in North America are detailed below.

1.	The Strachan Drilling Project – Alberta, Canada

On September 23, 2005, the Corporation entered into an agreement (the "Strachan Participation Agreement") with Odin Capital Inc. ("Odin") to participate in the drilling of a test well into the Leduc formation located approximately 80 miles northwest of Calgary, Alberta, Canada. The Corporation has made accumulated expenditures of $405,407 for its 4% participation in the costs of the test well. The preliminary results of the drilling indicate the presence of a potential Devonian gas well. The operator of the earning well, Rosetta Exploration Inc. (“Rosetta”), has completed the casing of the potential gas well and a production test program for the cased well is being run. If the results of the tests are positive, the well can be tied into a nearby gas sales pipeline, which is connected to an existing gas plant.

It has been determined by the technical team that a testing program involving specialized high-penetration, low-diameter guns is needed to determine the potential of any reserves.

In 2006, Rosetta was purchased by a third party. Odin has taken formal steps to take over the completion of the well under the provisions of the Strachan Participation Agreement. The Corporation will decide whether or how to participate in the completion of the well based upon the best information available at that time. Currently, additional testing of this well is scheduled for May, 2007.

2.	The Palmetto Point Drilling Project – Mississippi, USA

On December 21, 2005, the Corporation entered into a drilling program agreement (the “Drilling Agreement”) with Griffin & Griffin Exploration, L.L.C. ("Griffin"), whereby the Corporation acquired a 20% gross working interest in a 10-well drilling program (the "Drilling Program") to be carried out at Palmetto Point, Mississippi, USA.

Griffin conducted the Drilling Program in its capacity as operator. The Drilling Program consisted of drilling, logging, testing, completing and equipping for production (or if applicable, the plugging and abandonment) of 10 wells for total costs of $700,000 (paid) for the Corporation’s 20% working interest. Griffin drilled to a subsurface depth equal to such depth necessary to penetrate the sands of the Frio Geological Formation ("Frio") identified as prospectively productive of oil and/or gas. All 10 wells have been drilled, two of which have been abandoned due to no apparent gas or oil shows.

In its exploration of the Frio at Palmetto Point, Griffin utilized seismic "bright spot" technology, use of which improved reserve estimates and the geologic success ratio that has made the Frio an economical and predictable reservoir. The economic benefits of Frio wells are that they typically enjoy low exploration costs, few fail to find gas or oil and gas occurs at shallower depths. Frio wells have minimal completion costs.

Subsequent to the Drilling Program, the Corporation has purchased a 20% gross interest in two additional wells previously drilled by Griffin in Mississippi for $140,000. Those two wells are scheduled to be connected to pipeline during the 2nd quarter, 2007.

The Corporation has also entered into an agreement to participate in a 40% working interest in additional wells (up to 50 wells). As of January 31, 2007, the Corporation has drilled and completed one well and drilled and abandoned a second well in this second phase of drilling. Subsequent to January 31, 2007, the Corporation has drilled and completed two additional wells in this project phase. This current phase of drilling cost the Corporation $1,600,000 and is fully funded.

3.	The Owl Creek Project – Oklahoma, USA

On August 3, 2006, the Corporation entered into an agreement to acquire a 7.5% working interest in the Owl Creek prospect in Oklahoma, USA for the purchase price of $100,000, which included the right to participate in a 7.5% interest in all future wells drilled on a total of a 1,080 acres surrounding the Powell #1 & Powell #2, excluding “dry hole or completion costs” of the future wells. In addition, the Corporation acquired the right to participate in any areas of mutual interest that may be acquired by the Owl Creek prospect participants. On August 3, 2006, the Corporation also elected to participate in the Isbill #1-36 well, which was subsequently drilled then abandoned on September 11, 2006.

The Owl Creek prospect has been totally reinterpreted during the last several months after integrating all the seismic data and the data obtained from the drilling of the Powell #1, Powell#2 and the Isbill #1-36.

Subsequent to January 31, 2007, a second participatory well, Isbill #2-36, was spudded at Owl Creek in which the Corporation also has a 7.5% interest. Isbill #2-36 has been drilled and completed and is producing oil.

RISK FACTORS

An investment in the Shares involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this Prospectus in evaluating the Corporation and its business before purchasing the Shares. The Corporation’s business and its operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of the following risks.

Risks Associated with Business

The Corporation has a limited operating history with losses and expects losses to continue, which raises concerns about its ability to continue as a going concern.

The Corporation has generated minimal revenues since its inception and will, in all likelihood, continue to incur operating expenses with minimal revenues until it is able to successfully commercialize its exploration interests. The Corporation’s business plan may require it to incur further exploration expenses on its projects. The Corporation may not be able to successfully commercialize its exploration interests or ever become profitable. These circumstances raise concerns about the Corporation’s ability to continue as a going concern.

The Corporation will require additional financing to develop existing exploration interests or acquire additional resource assets.

Because the Corporation has generated only minimal revenue from its business and cannot anticipate when it will be able to generate meaningful revenue from its business, the Corporation will need to raise additional funds to acquire, explore and develop oil and gas interests. The Corporation does not currently have sufficient financial resources to completely fund the development and production of its exploration interests. The Corporation currently does not have sufficient financial resources to fund the acquisition of additional exploration or development interests. The Corporation anticipates that it will need to raise further financing. The Corporation does not currently have any arrangements for financing and it can provide no assurance to investors that it will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of the Corporation’s oil and gas interests and development plans. The most likely source of future funds presently available to the Corporation is through the sale of equity capital. Any sale of share capital will result in dilution to existing security-holders.

The Corporation may not be successful in its exploration for oil and gas.

The Corporation currently has only modest oil or gas reserves that are deemed proved, probable or possible pursuant to American standards of disclosure for oil and gas activities. The Corporation has participated in the drilling of one well in Alberta, Canada and also has participated in the drilling of wells in Mississippi and Oklahoma, USA.

There can be no assurance that the Corporation’s current or future drilling activities will be successful, and it cannot be sure that its overall drilling success rate or its production operations within a particular area will ever come to fruition, and if they do, will not decline over time. The Corporation may not recover all or any portion of its capital investment in the wells or the underlying leaseholds. Unsuccessful drilling activities would have a material adverse effect upon the Corporation’s results of operations and financial condition. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including: (i) unexpected drilling conditions; (ii) pressure or irregularities in geological formation; (iii) equipment failures or accidents; (iv) adverse weather conditions; and (v) shortages or delays in the availability of drilling rigs and the delivery of equipment.

In addition, the Corporation’s exploration and development plans may be curtailed, delayed or cancelled as a result of lack of adequate capital and other factors, such as weather, compliance with governmental regulations, current and forecasted prices for oil and changes in the estimates of costs to complete the projects. The Corporation will continue to gather information about its exploration projects, and it is possible that additional information may cause the Corporation to alter its schedule or determine that a project should not be pursued at all. You should understand that the Corporation’s plans regarding its projects are subject to change.

The Corporation may not be able to obtain all of the licenses necessary to operate its business.

The Corporation’s operations require licenses and permits from various governmental authorities to drill wells and transport hydrocarbon fluids or gases. The Corporation believes that it holds, or will hold, all necessary licenses and permits under applicable laws and regulations for its operations and believes it will be able to comply in all material respects with the terms of such licenses and permits. However, such licenses and permits are subject to change in various circumstances. There can be no guarantee that the Corporation will be able to obtain or maintain all necessary licenses and permits that may be required to maintain continued operations that economically justify the cost.

The exploration business is competitive.

The Corporation operates in the highly competitive area of oil and natural gas exploration and production. Many of its competitors have much greater financial and other resources than the Corporation possesses. Such competitors have a greater ability to bear the economic risks inherent in all phases of the industry. In the exploration and production business, the availability of alternate fuel sources, the costs of our drilling program, the development of transportation systems to bring future production to the market and transportation costs of oil are factors that affect the Corporation’s ability to compete in the marketplace.

Estimates of oil and gas reserves are inherently forward-looking statements, subject to error, which could force the Corporation to curtail or cease its business operations.

The Corporation has minimal oil and gas reserves. Potential future estimates of oil and gas reserves are inherently forward-looking statements subject to error. Although estimates of reserves are made based on a high degree of assurance in the estimates at the time the estimates are made, unforeseen events and uncontrollable factors can have significant adverse impacts on the estimates. Actual conditions will inherently differ from estimates. The unforeseen adverse events and uncontrollable factors include but are not limited to: geologic uncertainties including unforeseen fracturing or faulting; oil and gas price fluctuations; fuel price increases; variations in exploration, production, and processing parameters; and adverse changes in environmental or resource laws and regulations. The timing and effects of variances from estimated values cannot be predicted.

The volatility of oil prices could adversely affect results of operations.

The prices the Corporation will receive for any products it may produce and sell are likely to be subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and a variety of additional factors beyond its control. These factors include but are not limited to the condition of the worldwide economy, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere and the availability of alternate fuel sources. The prices for oil will affect:

1.	the Corporation’s revenues, cash flows and earnings;

2.	its ability to attract capital to finance its operations, and the cost of such capital;

3.	the profit or loss incurred in refining petroleum products; and

4.	the profit or loss incurred in its oil and gas exploration activities.

Operating hazards may adversely impact the Corporation’s oil and gas exploration activities.

The Corporation’s exploration operations are subject to risks inherent in the exploration business, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. The Corporation’s operations could be subject to a variety of additional operating risks such as earthquakes, mudslides, tsunamis and other effects associated with extensive rainfall or other adverse weather conditions.

The Corporation’s operations could result in liabilities for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs or other environmental damages. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on the Corporation’s financial condition and results of operations.

Fuel price variability.

The cost of fuel can be a major variable in the cost of oil and gas exploration, one which is not necessarily included in the contract exploration prices obtained from contractors, but is passed on to the overall cost of operation. Although high fuel prices by historical standards have been used in making the reserve estimates included herein, future fuel prices and their impact are difficult to predict, but could force the Corporation to curtail or cease its business operations.

Changes in environmental regulations.

The Corporation believes that it currently complies with existing environmental laws and regulations affecting its operations. While there are no currently known proposed changes in these laws or regulations, significant changes have affected the industry in the past and additional changes may occur in the future.

The Corporation’s operations are subject to environmental laws, regulations and rules promulgated from time to time by government. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain oil and gas industry operations, such as uncontrolled flaring, which could result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner that means stricter standards and enforcement. Fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies, directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations. The Corporation intends to comply with all environmental regulations in the United States and Canada.

The exploration, development and operation of oil and gas projects involve numerous uncertainties.

Oil and gas exploration and development projects typically require a number of years and significant expenditures during the development phase before production is possible. Exploration offers no guarantee, and no realistic ability to project a probability, of ever successfully discovering economically feasible ore resources or reserves.

Development projects are subject to the completion of successful production or development studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

1.	estimation of reserves;

2.	future oil and gas prices; and

3.	anticipated capital and operating costs of such projects.

Oil and gas development projects may have limited or no relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of reserves and operating costs are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

1.	unanticipated adverse geotechnical conditions;

2.	incorrect data on which engineering assumptions are made;

3.	costs of constructing and operating a field in a specific environment;

4.	availability and cost of transportation, processing and refining facilities;

5.	availability of economic sources of power;

6.	adequacy of water supply;

7.	adequate access to the site;

8.	unanticipated transportation costs;

9.	unexpected pollution or hazard costs;

10.	government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation, as well as the costs of protection of the environment and agricultural lands);

11.	fluctuations in commodities prices; and

12.	accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force the Corporation to curtail or cease our business operations.

Oil and gas exploration is highly speculative, involves substantial expenditures, and is frequently non-productive.

Oil and gas exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored are ultimately developed into economically producing wells or fields. To the extent that the Corporation continues to be involved in oil and gas exploration, the long-term success of its operations will be related to the cost and success of its exploration programs. The Corporation cannot assure you that its oil and gas exploration efforts will be successful. The risks associated with oil and gas exploration include:

1.	the identification of potential hydrocarbon zones based on superficial analysis;

2.	the quality of the Corporation’s management, consultants and partners, and their and its geological and technical expertise; and

3.	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically extractable oil and gas. Because of these uncertainties, The Corporation’s current and future exploration programs may not result in the discovery of reserves, the expansion of its existing reserves or the further development of its mines.

Oil and gas risks and insurance could have an adverse effect on the Corporation’s business.

The Corporation’s operations are subject to all of the operating hazards and risks normally incident to exploring for and developing oil and gas properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or production techniques, periodic interruptions because of inclement weather and industrial accidents. Although insurance may ameliorate some of these risks, such insurance may not always be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating its properties. Either of these events could cause the Corporation to curtail or cease its business operations.

If the Corporation is unable to recruit or retain qualified personnel, it could have a material adverse effect on its operating results and stock price.

The Corporation’s success depends in large part on the continued services of its executive officers, and third party relationships. The Corporation currently does not have key person insurance on these individuals. The loss of these people, especially without advance notice, could have a material adverse impact on its results of operations and its stock price. It is also very important that the Corporation be able to attract and retain highly skilled personnel, including technical personnel, to accommodate its exploration plans and to replace personnel who leave. Competition for qualified personnel can be intense, and there are a limited number of people with the requisite knowledge and experience. Under these conditions, the Corporation could be unable to recruit, train, and retain employees. If the Corporation cannot attract and retain qualified personnel, it could have a material adverse impact on its operating results and stock price.

The Corporation is not the "operator" of any of its oil and gas exploration interests, and so is exposed to the risks of its third-party operators.

The Corporation relies on the expertise of its contracted third-party oil and gas exploration and development operators for their judgment, experience and advice. The Corporation can give no assurance that these third party operators will always act in the Corporation’s best interests, and it is exposed as a third party to their operations and actions in those properties and activities in which the Corporation is contractually bound.

Risks Associated with the Shares of the Corporation

Because the Corporation does not intend to pay any dividends on its shares, investors seeking dividend income or liquidity should not purchase the Shares.

The Corporation has not declared or paid any dividends on its Shares since inception, and does not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in the Shares.

Because the Corporation can issue additional Shares, purchasers of the Shares may incur immediate dilution and may experience further dilution.

The Corporation is authorized to issue up to 75,000,000 Shares. The board of directors of the Corporation has the authority to cause the Corporation to issue additional Shares, and to determine the rights, preferences and privilege of such Shares, without consent of any of its stockholders. Consequently, the stockholders may experience more dilution in their ownership of the Corporation in the future.

Other Risks

Because all of the Corporation’s officers and directors are located in non-U.S. jurisdictions, you may have no effective recourse against the management for misconduct and may not be able to enforce judgment and civil liabilities against officers, directors, experts and agents of the Corporation.

All of the Corporation’s directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against the Corporation’s officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Please read this Prospectus carefully. You should rely only on the information contained in this Prospectus. The Corporation has not authorized anyone to provide you with different information. You should not assume that the information provided by the Prospectus is accurate as of any date other than the date on the front of this Prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking statements. These statements relate to future events or future financial performance of the Corporation. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the information as to risks set forth in this Prospectus under the heading entitled “Risk Factors”, that may cause the Corporation or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect current judgment regarding the direction of the Corporation’s business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Corporation does not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

The Corporation will not receive any of the proceeds from the resale of the 700,000 Shares being reoffered pursuant to this Prospectus. All of the 700,000 Shares being reoffered hereunder underlie Options granted to the Security-holders under the Plan.

The Corporation will receive the proceeds from any original issuance of the Shares upon exercise of Options granted under the Plan at their exercise price. If all Options granted to the Security-holders were exercised, the Corporation would receive aggregate proceeds of $910,000, assuming an exercise price of $1.30 per Share which is a price higher than that based on the average of the bid and asked price of the Shares as reported on the OTCBB on April 17, 2007. All proceeds, if any, from the exercise of any future Options to be granted under the Plan will be added to the Corporation’s working capital.

The Corporation will bear all expenses (other than underwriting discounts, selling commissions, underwriter expense allowance and fees and expenses of counsel and other advisers to the Security-holders) in connection with the registration and resale of the Shares being reoffered by the Security-holders pursuant to this Prospectus.

SELLING SECURITY HOLDERS

The Security-holders named in this Prospectus are reoffering an aggregate of 700,000 Shares through this Prospectus. The 700,000 Shares will be issued to the Security-holders upon exercise of Options granted to them under the Plan.

Since the Corporation does not currently meet the eligibility requirement for use of Form S-3, the amount of Shares to be resold by means of this Reoffer Prospectus by each selling security-holder may not exceed, during any three-month period, the amount specified in Rule 144(e) of the Securities Act.

The Corporation is not aware that any of the Security-holders has entered into any agreements, understanding or arrangements with any underwriters or broker-dealers regarding the resale of the Security-holder’s Shares being reoffered pursuant to this Prospectus, nor is there an underwriter or coordinating broker acting in connection with a proposed resale of such Shares by any of the Security-holders. In the event that the Corporation is notified by any Security-holder that any material arrangement has been entered into with a broker-dealer for the resale of Shares reoffered pursuant to this Prospectus, the Corporation will, if required, file a supplement to this Prospectus. If the Security-holders use this Prospectus for any resale of such Shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The 700,000 Shares are to be reoffered and resold by and for the respective accounts of the Security-holders and any pledges, donees, assignees and transferees or successors-in-interest of the respective Security-holders. The Corporation has agreed to bear all expenses (other than underwriting discounts, selling commissions, underwriter expense allowance and fees and expenses of counsel and other advisers to the Security-holders) in connection with the registration and resale of the Shares being reoffered by the Security-holders pursuant to this Prospectus.

The following table, including notes thereto, sets forth, with respect to each Security-holder:

1.	the name and any material relationship with the Corporation over the past three years;

2.	the number of Shares beneficially owned as of the date of this Prospectus prior to reoffering;

3.	the number of Shares being reoffered for resale pursuant to this Prospectus; and

4.	the number of Shares and the percentage that will be beneficially owned, assuming the Security-holder disposes of all the Shares in its possession being reoffered pursuant to this Prospectus.

Because the Security-holders may reoffer all or part of the Shares currently owned or the 700,000 Shares being reoffered pursuant to this Prospectus, no estimate can be given as to the number of Shares that will be held upon completion of this reoffering.

	Number of Shares		Number and
	Beneficially Owned		Percentage of Shares
Name and Material	Prior to	Number of Shares	Beneficially Owned
Relationships	Reoffering(1)(2)	Being Reoffered(3)	Post Reoffering(4)
Chris Bunka(5)	2,366,800(6)	400,000	1,966,800(6) / 9.1%
Leonard MacMillan(7)	450,000	200,000	250,000/ 1.2%
Peter Philipchuck(8)	Nil	100,000	Nil/ Nil

(1)	Information with respect to beneficial ownership is based upon information obtained from the Security-holders.

(2)	The figures in this column include Shares issuable upon exercise of the Options granted to the Security-holders under the Plan that are exercisable within 60 days of the date of this Prospectus.

(3)	The figures in this column include indicate the Shares that may be acquired by the Security-holders pursuant to the exercise of Options granted to the Security-holders under the Plan.

(4)	The figures in this column assume the resale of all the Shares reoffered by this Prospectus and no other purchases or resales of Shares by the Security-holders. The percentage of Shares is based on 21,582,000 Shares issued and outstanding as of February 28, 2007.

(5)	Mr. Bunka has been a director since November 2006 and Chairman, President, CEO of the Corporation since October 26, 2006. On February 14, 2007, he was appointed as CFO of the Corporation.

(6)	This figure does not include Shares to be issued upon exercise of 1,166,800 warrants held by Mr. Bunka.

(7)	Mr. MacMillan has been a director of the Company since November 2004. From December 10, 2004 to October 26, 2006, he also served as President of the Company. He is currently Vice President of Corporate Development since October 26, 2006.

(8)	Mr. Philipchuck is a consultant to the Corporation.

PLAN OF DISTRIBUTION

The 700,000 Shares being reoffered hereunder are to be resold by and for the respective accounts of the Security-holders and any pledges, donees, assignees and transferees or successors-in-interest of the respective Security-holders. Alternatively, the Security-holders may from time to time offer the Shares through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Security-holders or the purchasers of Shares for whom they may act as agents. The Security-holders and any underwriters, broker-dealers or agents that participate in the distribution of Shares may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the Shares by them deemed to be underwriting discounts and commission under the Securities Act. The Security-holders may agree to indemnify any broker or dealer or agent against certain liabilities related to the reselling of the Shares, including liabilities arising under the Securities Act.

To our knowledge, none of the selling security-holders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the selling security-holder's shares of our common stock being offered pursuant to this Prospectus, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of such shares by any of the selling security-holders. If we are notified by any selling security-holder that any material arrangement has been entered into with a broker-dealer for the sale of shares offered pursuant to this Prospectus, we will, if required, file a supplement to this Prospectus. If the selling security-holders use this Prospectus for any sale of such shares, they will be subject to the prospectus delivery requirements of the Securities Act.

The Shares reoffered in this Prospectus may be resold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiate price. The resale of the Shares may be effected in transactions which may involve crosses and block transactions (i) on any national or international securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the OTC market, (iii) in transactions otherwise than on such exchanges or in the OTC markets, or (iv) through the writing of options. At the time a particular reoffering of Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount and type of Shares being reoffered and terms of the reoffering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Security-holders and any discounts, commission or concessions allowed or reallowed or paid to broker-dealer.

In addition to selling their Shares under this Prospectus, the Security-holders may transfer the Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer, or resell their Shares under Rule 144 of the Securities Act rather than under this Prospectus, if the transaction meets the requirements of Rule 144. Any Security-holders who use this Prospectus to sell Shares will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) provides that during the period that any person is engaged in the distribution of the Corporation’s Shares, as defied in Regulation M, such person generally may not purchase the Corporation’s Shares. The Security-holders are subject to these restrictions, which may limit the timing of purchases and sales of Shares by the Security-holders. This may affect the marketability of the Shares.

The Corporation has agreed to bear all expenses (other than underwriting discounts, selling commissions, underwriter expense allowance and fees and expenses of counsel and other advisers to the Security-holders) in connection with the registration and resale of the Shares being reoffered by the Security-holders pursuant to this Prospectus.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Fraser and Company LLP, located at Suite 1200 – 999 West Hastings Street, Vancouver, British Columbia, Canada V6V 2W2, has given the Corporation an opinion relating to the due issuance of Shares being reoffered pursuant to this Prospectus.

The financial statements incorporated by reference herein have been audited by Vellmer & Chang, Chartered Accountants, the Corporation’s current independent registered public accounting firm, and Staley, Okada & Partners, its prior independent registered public accounting firm, to the extent and for the periods set forth in their reports. Such financial statements are included in reliance upon the authority of said firms as experts in auditing and accounting.

No expert named in this Prospectus as having prepared or certified any part hereof or no counsel named in this Prospectus as having given an opinion upon the validity of the securities being registered hereunder, or upon other legal matters in connection with this Prospectus, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the Prospectus or that part of the Prospectus to which such preparation, certification or opinion relates, had, or is to receive in connection with the reoffering herein, a substantial interest, direct or indirect, in the Corporation or any of its parents or subsidiaries or was connected with the Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

MATERIAL CHANGES

There have been no material changes in the Corporation’s affairs since the end of its last fiscal year on October 31, 2006, other than those changes that have been described in its latest annual report filed on Form 10-KSB (file number 07581555) on February 5, 2007, quarterly report filed on Form-10 QSB (file number 07691555) on March 13, 2007 and current report filed on Form 8-K (file number 07645041). See “Where You Can Find More Information” for details on where you can view the Corporation’s filings with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the Corporation’s publicly filed documents into this Prospectus, which means that information included in such documents is considered part of this Prospectus. Information that the Corporation files with the SEC subsequent to the date of this Prospectus will automatically update and supersede this information.

The following documents filed with the SEC are hereby incorporated by reference in this Prospectus:

1.	The Corporation’s quarterly report, filed on Form 10-QSB (file number 07691555) pursuant to Section 13(a) or 15(d) of the Exchange Act for the three-months ended January 31, 2007.

2.	The Corporation’s latest annual report, including amendments thereto, filed on Form 10- KSB (file number 07581555) pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended October 31, 2006 and 2005.

3.	The description of the Corporation’s Shares, which is contained in the Corporation’s registration statement, including amendments thereto, filed on Form SB-2 (file number 06911248) under Section 12 of the Exchange Act.

In addition, all documents subsequently filed us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the termination of the reoffering shall be deemed to be incorporated by reference into the Prospectus.

The information about the Corporation that is contained in this Prospectus is not comprehensive and you should also read the information in the documents incorporated by reference herein. Information that the Corporation files later with the SEC and that is incorporated by reference herein will automatically update and supersede information in this Prospectus.

The Corporation will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference herein but not delivered with this Prospectus. The Corporation will provide such information upon your oral or written request at no expense to you. Any request for such information shall be directed to the President of the Corporation at the following address and phone number:

LEXARIA CORP.
Suite 604 – 700 West Pender Street
Vancouver, British Columbia, Canada V6V 1G8
Tel: (604) 602 – 1675

WHERE YOU CAN FIND MORE INFORMATION

The Corporation is a reporting company under the Exchange Act. As such, it is required to file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any material that the Corporation file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information electronically filed with the SEC.

This Prospectus is part of the Registration Statement filed with the SEC. The Registration Statement contains more information than this Prospectus regarding the Corporation and the Shares reoffered herein, including certain exhibits. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC's web site.

You should rely only on the information contained in this Prospectus, including information incorporated by reference as described above, or any supplement that the Corporation has referred you to. The Corporation has not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this Prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this Prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.7502 of the Nevada Revised Statutes authorizes Nevada corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Section 78.7502 provides as follows:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Corporation’s Articles of Incorporation provide the following with respect to indemnification of its directors and officer.

Article XI

The Corporation shall indemnify all directors, officers, employees and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this reoffering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this Prospectus.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference in this Registration Statement:

1.	The Corporation’s quarterly report, filed on Form 10-KSB (file number 07691555) pursuant to Section 13(a) or 15(d) of the Exchange Act for the three-months ended January 31, 2007.

2.	The Corporation’s latest annual report, including amendments thereto, filed on Form 10- QSB (file number 07581555) pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended October 31, 2006 and 2005.

3.	The description of the Corporation’s Shares, which is contained in the Corporation’s registration statement, including amendments thereto, filed on Form SB-2 (file number 06911248) under Section 12 of the Exchange Act.

In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable. The class of securities to be offered pursuant to this Registration Statement is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable. No expert named in this Registration Statement as having prepared or certified any part hereof or no counsel named in this Registration Statement as having given an opinion upon the validity of the securities being registered, or upon other legal matters in connection with this Registration Statement, was employed for such purpose on a contingent basis, or at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of the Registration Statement or that part of the Registration Statement to which such preparation, certification or opinion relates, had, or is to receive in connection with the offering herein, a substantial interest, direct or indirect, in the Corporation or any of its parents or subsidiaries or was connected with the Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes (“NRS”) authorizes Nevada corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. Section 78.7502 provides as follows:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Corporation’s Articles of Incorporation provide the following with respect to indemnification of directors and officer of the registrant.

Article XI

The Corporation shall indemnify all directors, officers, employees and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The Corporation shall indemnify each present and future director, officer, employee or agent of the Corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Corporation incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Corporation if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Corporation, if a final adjudication establishes that the person's acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

Item 7. Exemption from Registration Claimed.

Not applicable. There are no restricted securities to be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

The Exhibits to this Registration Statement are as follows:

Exhibit Number	Description of Exhibit
4.1	2007 Equity Incentive Plan
5.1	Opinion of Fraser and Company LLP
23.1	Consent of Fraser and Company LLP (included in Exhibit 5.1)
23.2	Consent of Veller & Chang, Chartered Accountants
23.3	Consent of Staley Okada & Partners, Chartered Accountants
24.1	Power of Attorney (See- Page 30 of this Registration Statement)

Item 9. Undertakings.

Pursuant to Item 512(a), (b) and (h) of Regulations S-K under the Securities Act, the undersigned hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

	(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or election of a managing underwriter.

Provided, however, that paragraph 1(i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by the those paragraphs is contained in periodic reports filed by the Corporation pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purposes of determining any liability under the Securities Act, each filing of the Corporation’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, on April 26, 2007.

LEXARIA CORP.

By:	/s/ “Christopher Bunka”
Christopher Bunka
Director, Chairman of the Board
President, CEO & CFO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher Bunka as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature	Title	Date
/s/ “Christopher Bunka”	Director, Chairman of the Board,	April 26, 2007
Christopher Bunka	President, CEO & CFO
/s/ “Leonard MacMillan”	Director & VP of Corporate	April 26, 2007
Leonard MacMillan	Development

Pursuant to the requirements of the Securities Act, the Corporation who administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, province of British Columbia, on April 26, 2007.

2007 EQUITY INCENTIVE PLAN

By:	/s/ “Christopher Bunka”
Christopher Bunka
Director, Chairman of the Board
President, CEO & CFO